Exhibit 10.5
Social Finance Inc.
234 1st St
San Francisco, CA 94105

July 1, 2019
Aaron Webster

Sent via email: aaron.webster@alumni.unc.edu

Dear Aaron,

Social Finance Inc. , a Delaware corporation (the “ Company ”), is pleased to offer you employment with the Company on the terms described below.

1.Position. You will start in a full-time position as Chief Risk Officer with the additional responsibility as the Head of SoFi Latam as such you will be responsible for evaluating and recommending our expansion strategy to Latin America, go to market plan and be the head of the overall business. You will report to the Company’s Chief Executive Officer, Anthony Noto. Your role will be based in South Carolina and travel to SoFi locations and other business travel will be provided per SoFi’s travel and expense policy. By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company.

2.Compensation and Employee Benefits. You will be paid a starting salary of $500,000 per year, payable on the Company’s regular payroll dates. You are eligible for a discretionary bonus of 100% of your base salary, dependent upon Company as well as individual performance, in accordance with the Company’s annual bonus plan.

(a)You will receive a sign-on advance in the amount of $200,000 which will be paid within 30 days of your start date . The advance discussed in this paragraph are being provided in anticipation of your working at the Company for at least 12 months, are not earned until the first anniversary of your employment, and are subject to the clawback provisions set forth in Attachment A.

(b)As a regular employee of the Company you will be eligible to participate in a number of Company-sponsored benefits, which are described in the employee benefit summary that will be sent to you under separate cover.

3.Restricted Stock Units. Subject to the approval of the Company’s Board of
Directors, you will be granted 620,000 restricted stock units (“RSUs”). The vesting commencement date for your RSUs will be the next Stock Committee approval date following your start date; approval dates are quarterly on the 14th of the third month. You will vest in 25%
of the RSU on the 12-month anniversary of your vesting commencement date. 1/16 of the total
RSUs will vest in quarterly installments thereafter, provided you remain employed with the
Company. The RSU grant will be subject to the terms and conditions of the Company’s standard form of award agreement applicable to RSUs granted under the 2011 Stock Plan, as described therein and in the applicable RSU agreement, which you will be required to sign. Your grant will include language stating that 100% of the then unvested RSUs will vest and become exercisable upon the occurrence of a Change of Control as defined in the Company’s Stock Plan and such other terms as stated in the grant agreement.

4.Confidential Information and Invention Assignment Agreement. Like all
Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s enclosed standard Confidential Information and Invention
Assignment Agreement.

5.Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief
Executive Officer.

6.Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. In addition, while you render services to the company, you will not assist any person or entity in competing with the Company, in preparing to compete with the
Company or in hiring any employees or consultants of the Company. The outside activities outlined in exhibit A are approved.

7.Withholding Taxes. All forms of compensation referred to in this letter are subject to applicable withholding and payroll taxes.

8.Entire Agreement. This letter supersedes and replaces any prior understandings or agreements, whether oral, written or implied, between you and the Company regarding the matters described in this letter.

9.Background Check. " This employment offer is contingent upon our satisfaction with the results of a reference check and criminal history and background checks.

[Signature Page Follows]

If you wish to accept this offer, please sign and date both the enclosed duplicate original of this letter and the enclosed Confidential Information and Invention Assignment Agreement and
return them to me. As required, by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States.
This offer, if not accepted, will expire at the close of business on July 2nd, 2019.

We look forward to having you join us, with an anticipated start date of TBD.

Very truly yours,

Social Finance Inc.

By: /s/ Anna Avalos
(Signature)

Name: Anna Avalos

Title: Head of People

ACCEPTED AND AGREED:

Aaron Webster

Date 7/5/2019

Anticipated Start Date: TBD.

Attachment A : Confidential Information and Invention Assignment Agreement